UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2008

ROLLINS, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-4422	51-0068479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, NE, Atlanta, Georgia 30324
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2008, Rollins, Inc. (“Rollins”), a Delaware corporation, entered into a revolving credit agreement (the “Revolving Credit Agreement”) with SunTrust Bank as Administrative Agent and Lender and Bank of America, N.A. as Syndication Agent and Lender. The Revolving Credit Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Revolving Credit Agreement is guaranteed by certain of Rollins’ domestic subsidiaries.

Neither Rollins nor any of its affiliates has any material relationship with any of the parties to the Revolving Credit Agreement apart from Rollins’ ownership of its domestic subsidiaries and ordinary banking relationships.

Borrowings.

The Revolving Credit Agreement has a general term of five years and provides for an unsecured line of credit of up to $175 million, which includes a $75 million letter of credit subfacility, and a $10 million swingline subfacility.  Under certain circumstances more particularly described in the Revolving Credit Agreement, the line of credit may be increased by an additional amount of up to $75 million.  The maturity date of all revolving loans under the Credit Agreement is March 27, 2013.

Interest Rates.

Revolving loans under the Revolving Credit Agreement bear interest at one of the following two rates, at Rollins’ election:

•	the Base Rate, which is the greater of SunTrust Bank’s “prime rate” for the day of the borrowing and a fluctuating rate per annum equal to the Federal Funds Rate plus .50%; or

•
with respect to any Eurodollar borrowings, Adjusted LIBOR (which equals LIBOR as increased to account for the maximum reserve percentages established by the U.S. Federal Reserve) plus an additional amount which varies between .50% and .75%, based upon Rollins’ then-current debt-to-EBITDA ratio.

Financial Covenants and Events of Default.

The Revolving Credit Agreement contains customary terms and conditions, including, without limitation, certain financial covenants including covenants restricting Rollins’ ability to incur certain indebtedness or liens, or to merge or consolidate with or sell substantially all of its assets to another entity. Further, the Revolving Credit Agreement contains financial covenants restricting Rollins’ ability to permit the ratio of Rollins’ consolidated debt to EBITDA to exceed 2.5 to 1.

Borrowings

As of the date hereof, Rollins has no borrowings outstanding under the Revolving Credit Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

99.1	Revolving Credit Agreement dated as of March 28, 2008 between Rollins, SunTrust Bank and Bank of America, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rollins, Inc.

Date: March 31, 2008	By: /s/Harry J. Cynkus
Name: Harry J. Cynkus
Title: Chief Financial Officer and Treasurer